SECURITIES AND EXCHANGE COMMISSION
				      Washington, D.C. 20549
			    ---------------------------------------

						FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 14, 2001

				        CLICKACTION INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE		      000-26008             77-0195362
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)					 Indentification No.)




					2197 E. Bayshore Road
				   Palo Alto, California  94303
		    (Address of principal executive offices) (Zip code)


					  (650) 473-3600
		    (Registrant's telephone number, including area code)


						   N/A
		(Former name or former address, if changed since last report)

Item 5.  Other Events

	On May 14, 2001, ClickAction Inc., a Delaware corporation and the registrant herein, issued a press release concerning a reduction in its previously released revenues and net income for the first quarter of 2001 due to the recall of certain ASP software products.


Item 7.  Financial Statements and Exhibits.

	(c)	Exhibits

	99.1.	Press Release of ClickAction Inc. dated May 14, 2001




					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


								CLICKACTION INC.



Date:  May 14, 2001				By:  /s/___________________________
							     Sharon S. Chiu
							     Chief Financial Officer

				        INDEX TO EXHIBITS

Exhibit
Number	Description
--------	------------

99.1 Press Release of ClickAction Inc. dated May 14, 2001

										Exhibit 99.1

Corporate Contact
Gregory Slayton
President and Chief Executive Officer
ClickAction Inc.
(650) 463-3944

FOR IMMEDIATE RELEASE
May 13, 2001


CLICKACTION REVISES ITS PREVIOUSLY RELEASED REVENUES AND NET INCOME FOR THE FIRST QUARTER OF 2001 DUE TO ITS RECALL OF CERTAIN ASP SOFTWARE PRODUCTS


PALO ALTO, Calif. (May 13, 2001) - ClickAction Inc. (Nasdaq: CLAC) announced today that its Elibrium division recently recalled approximately $5.0 million of ASP software products packaged and shipped by the Company but developed and supported by three different companies. The Company stated that the recall was a result of its concern over the financial stability of these three companies, one of which informed ClickAction on May 1, 2001 that it would not support its ASP software product after May 11, 2001. The $5.0 million of product represented the entire inventory of these ASP software products held by ClickAction's distributor.

ClickAction's Board of Directors appointed a special committee to work with The Company's independent auditing firm to determine the financial impact of, and accounting treatment for, such recall. The special committee also investigated the financial stability of each of the three ASP suppliers. Based on this investigation, the special committee concluded that there was substantial doubt about the ability of two of these ASP suppliers to continue to operate. As a result of this determination, $2.2 million of recalled software products from these two suppliers will be replaced with new products from other suppliers pursuant to ClickAction's standard stock rotation policy. Although this stock rotation will not effect ClickAction's revenues for the first quarter of 2001, the Company will not recognize any revenue, or receive any cash, from the shipments of these replacement products in the second quarter of 2001. Although the remaining $2.8 million of recalled ASP software product may be resold in the current or future quarters if the supplier continues to demonstrate an ability to support the product, ClickAction's previously reported first quarter gross revenues and net income were adjusted to reflect the recall of this product.

After this adjustment, ClickAction's gross revenues for the first quarter of 2001 were $8.2 million, compared to the previously reported gross revenues of $11.0 million. The entire amount of reduction in gross revenues will be reflected in the Company's revenues from desktop applications, which revenues will be reduced to $2.9 million from the previously reported amount of $5.7 million. Therefore, ClickAction will report a net loss of $2.5 million, or $(0.20) per share, compared to the previously reported net income of $233,000, or $0.02 per share.

ClickAction's management team is working closely with the special committee with the goal of formulating a plan to decrease the impact of product recalls such as this one on its financial results. The Company is also evaluating the impact of these adjustments on its ability to achieve its previously announced 2001 revenue projection of $53 million to $55 million and its 2001 earnings per share projection of $0.21 to $0.24. The Company's preliminary conclusion, however, is that there will need to be material downward adjustments to these projections.

ClickAction plans to delay the filing of its Form 10-Q for the quarter ended March 31, 2001, which was scheduled to be filed on May 15, 2001, in order to reflect the accounting impact of the ASP software product recall.

# # #

Forward Looking Statements
To the extent that any of the statements contained herein relating to the Company are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, the development of new products and services, the enhancement of existing products and services, the dependence on principal customers and partners, competitive pricing pressures, product volume and mix, timing of orders received, introduction of competitive products and services having technological and/or pricing advantages, and overall dynamics of the industry and consolidation. For further information, refer to the risk factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.








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